SALEM COMMUNICATIONS ANNOUNCES INCREASE IN FOURTH QUARTER 2013 TOTAL REVENUE OF 3.5% TO $62.7 MILLION

CAMARILLO, CA February 27, 2014 – Salem Communications Corporation (Nasdaq: SALM) released its results for the three and twelve months ended December 31, 2013.

Fourth Quarter 2013 Highlights

•

Total revenue increased 3.5%

•

Internet and e-commerce revenue increased 16.6% and Internet and e-commerce operating income increased 33.2%

•

Acquired Twitchy.com, a Twitter curation site, on December 10, 2013

•

Total debt excluding capital leases decreased $3.2 million during the quarter to $291.3 million

Fourth Quarter 2013 Results

For the quarter ended December 31, 2013 compared to the quarter ended December 31, 2012:

Consolidated

•

Total revenue increased 3.5% to $62.7 million from $60.6 million;

•

Total operating expenses increased 5.3% to $53.0 million from $50.3 million;

•

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense and impairment charges increased 6.3% to $52.3 million from $49.2 million;

•

Operating income decreased 5.2% to $9.7 million from $10.2 million;

•

Net income increased to $5.3 million, or $0.21 net income per diluted share, from $2.0 million, or $0.08 net income per diluted share, in the prior year;

•

EBITDA (1) decreased 2.5% to $13.6 million from $13.9 million; and

•

Adjusted EBITDA decreased 6.2% to $14.3 million from $15.2 million.

Broadcast

•

Net broadcast revenue increased 1.0% to $47.4 million from $47.0 million;

•

Station operating income (“SOI”) (1) decreased 4.0% to $15.8 million from $16.5 million;

•

Same station net broadcast revenue increased 0.2% to $47.0 million from $46.9 million;

•

Same station SOI decreased 4.6% to $15.7 million from $16.5 million; and

•

Same station SOI margin decreased to 33.5% from 35.2%.

Internet

•

Internet and e-commerce revenue increased 16.6% to $11.9 million from $10.2 million; and

•

Internet and e-commerce operating income (1) increased 33.2% to $3.9 million from $2.9 million.

Publishing

•

Publishing revenue remained flat at $3.4 million; and

•

Publishing operating income (1) decreased to a $0.1 million loss from $0.1 million income.

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Included in the results for the quarter ended December 31, 2013 are:

•

A $0.7 million impairment loss ($0.4 million, net of tax, or $0.02 per share) associated with the mastheads of our publishing businesses;

•

A $0.2 million gain ($0.1 million, net of tax, or $0.01 per diluted share) includes a $0.4 million pre-tax gain on the partial sale of land in our Cleveland market offset by a $0.1 million loss associated with relocating a studio and various fixed asset and equipment disposals; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses and;

o

$0.1 million non-cash compensation included in Internet operating expenses.

Included in the results for the quarter ended December 31, 2012 are:

•

A $0.2 million loss ($0.1 million, net of tax) on early retirement of long-term debt due to the repurchase of $4.0 million of our Terminated 9 5/8% senior secured second lien notes due in 2016;

•

A $0.5 million gain ($0.3 million, net of tax, or $0.01 per diluted share) from insurance proceeds received related to storm damage in the New York market offset by disposal of assets;

•

A $1.3 million impairment loss ($0.8 million, net of tax, or $0.03 per share) on land in Covina, California and mastheads of our publishing businesses; and

•

A $0.4 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.3 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Per share numbers are calculated based on 26,051,098 diluted weighted average shares for the quarter ended December 31, 2013, and 25,266,368 diluted weighted average shares for the quarter ended December 31, 2012.

Year to Date 2013 Results

For the twelve months ended December 31, 2013 compared to the twelve months ended December 31, 2012:

Consolidated

•

Total revenue increased 3.4% to $236.9 million from $229.2 million;

•

Operating expenses increased 1.9% to $202.4 million from $198.7 million;

•

Operating expenses excluding gains or losses on the sale or disposal of assets, stock-based compensation expense and impairment charges increased 4.7% to $199.4 million from $190.4 million;

•

Operating income increased 13.3% to $34.5 million from $30.5 million;

•

The company had a net loss of $2.7 million, or $0.11 net loss per share, compared to net income of $4.4 million, or $0.18 net income per diluted share, in the prior year;

•

EBITDA decreased 50.1% to $22.0 million from $44.0 million; and

•

Adjusted EBITDA decreased 1.3% to $52.8 million from $53.5 million.

Broadcast

•

Net broadcast revenue increased 0.3% to $183.7 million from $183.2 million;

•

SOI decreased 2.5% to $60.8 million from $62.4 million;

•

Same station net broadcast revenue decreased 0.6% to $181.9 million from $183.1 million;

•

Same station SOI decreased 2.6% to $60.9 million from $62.6 million; and

•

Same station SOI margin decreased to 33.5% from 34.2%.

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Internet

•

Internet and e-commerce revenue increased 22.2% to $40.9 million from $33.5 million; and

•

Internet and e-commerce operating income increased 50.4% to $12.5 million from $8.3 million.

Publishing

•

Publishing revenue decreased 1.5% to $12.3 million from $12.5 million; and

•

The publishing division had a loss of $1.0 million compared to income of $0.2 million.

Included in the results for the twelve months ended December 31, 2013 are:

•

A $0.3 million gain ($0.2 million pre-tax gain, $0.01 per diluted share) on the partial sale of land in our Cleveland market offset by various fixed asset and equipment disposals;

•

A $27.8 million loss ($16.7 million, net of tax, or $0.67 per share) on the early retirement of long-term debt due to the repurchase of $212.6 million of our Terminated 9 5/8% senior secured second lien notes due in 2016 and the termination of then existing bank debt;

•

A $1.4 million impairment loss ($0.9 million, net of tax, or $0.03 per share) associated with the goodwill and mastheads of our publishing businesses; and

•

A $1.8 million non-cash compensation charge ($1.1 million, net of tax, or $0.04 per share) related to the expensing of stock options consisting of:

o

$1.2 million non-cash compensation included in corporate expenses;

o

$0.3 million non-cash compensation included in broadcast operating expenses; and

o

$0.3 million non-cash compensation included in Internet operating expenses.

Included in the results for the twelve months ended December 31, 2012 are:

•

A $1.1 million loss ($0.7 million, net of tax, or $0.03 per share) on early retirement of long-term debt due to the repurchase of $21.5 million of our Terminated 9 5/8% senior secured second lien notes due in 2016;

•

A $6.9 million impairment loss ($4.1 million, net of tax, or $0.17 per share) on land in Covina, California and mastheads of our publishing businesses; and

•

A $1.4 million non-cash compensation charge ($0.8 million, net of tax, or $0.03 per share) related to the expensing of stock options primarily consisting of:

o

$0.9 million non-cash compensation included in corporate expenses;

o

$0.3 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in Internet operating expenses.

Per share numbers are calculated based on 24,938,075 diluted weighted average shares for the twelve months ended December 31, 2013, and 24,986,966 diluted weighted average shares for the twelve months ended December 31, 2012.

Balance Sheet

As of December 31, 2013, the company had $291.3 million outstanding on the Term Loan B and the revolver was undrawn.  The company was in compliance with the covenants of its credit facility.  The company’s bank leverage ratio was 5.49 versus a compliance covenant of 6.75.

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Cash Distribution

On November 20, 2013, we announced a quarterly distribution in the amount of $0.0550 per share on Class A and Class B common stock.  The quarterly distribution of $1.4 million, or $0.0550 per share of Class A and Class B common stock, was paid on December 27, 2013 to all common stockholders of record as of December 10, 2013.

Acquisitions and Divestitures

The following transactions were completed since October 1, 2013:

•

On January 10, 2014, we acquired the assets of Eagle Publishing, including Regnery Publishing, HumanEvents.com, Redstate.com, Eagle Financial Publications and Eagle Wellness for $8.5 million of which $3.5 million in cash was paid at closing, $2.5 million is payable in January 2015 and $2.5 million is payable in January 2016.  Up to an additional $8.5 million of contingent earn-out consideration can be paid over the next three years based on the achievement of certain revenue benchmarks established for calendar years 2014, 2015 and 2016;

•

On December 10, 2013, we completed the acquisition Twitchy.com for $0.9 million in cash paid at closing and up to an additional $1.2 million in contingent earn-out consideration payable based on the achievement of future page view targets.  The contingent earn-out consideration is payable upon achievement of page view milestones over a two-year period and has an estimated fair value of $0.6 million as of the closing date; and

•

On December 9, 2013, we acquired EverythingInspirational.com domain name along with fourteen Facebook pages and various other Christian-themed social media intangible assets for $0.4 million cash.

Conference Call Information

Salem will host a teleconference to discuss its results on February 27, 2014 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (719) 325-4821, passcode 7917167 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through March 13, 2014 and can be heard by dialing (719) 457-0820, passcode 7917167 or on the investor relations portion of the company’s website, located at www.salem.cc.

First Quarter 2014 Outlook

For the first quarter of 2014, the company is projecting total revenue to increase 9% to 11% over the first quarter 2013 total revenue of $55.6 million.  The company is also projecting operating expenses before gains or losses on the sale or disposal of assets, impairments and stock-based compensation expense to increase 13% to 16% as compared to the first quarter of 2013 operating expenses of $48.2 million.  This guidance includes the impact of the hiring of two new senior executives and the financial performance for the recent acquisition of Eagle Publishing.  The guidance for the first quarter contemplates a loss of $0.4 million due to the assumption of some unfavorable contracts that will rapidly unwind and the fact that the first quarter is always a soft quarter in the book publishing business with the big titles being released in the Spring and in the Fall.

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About Salem Communications

Salem Communications Corporation is the largest commercial U.S. radio broadcasting company that provides programming targeted at audiences interested in Christian and conservative opinion content, as measured by the number of stations and audience coverage. Upon completion of all announced transactions, the company will own and/or operate a national portfolio of 102 radio stations in 39 markets, including 62 stations in 22 of the top 25 markets. Salem also programs the Family Talk™ Christian-themed talk format on Sirius XM Radio, channel 131.  Additionally the company operates Christianradio.com.

Salem also owns Salem Radio Network®, a national radio network that syndicates talk, news and music programming to approximately 2,400 affiliated radio stations and Salem Media Representatives, a national media advertising sales firm with offices across the country.

Salem operates Salem Web Network, an online provider of Christian and conservative themed news, analysis and commentary Christian content websites include: Christianity.com, Crosswalk.com®, BibleStudyTools.com, GodTube.com and GodVine.com, WorshipHouseMedia.com and OnePlace.com. Conservative opinion websites include Townhall.com™, HotAir.com, Twitchy.com, Redstate.com and HumanEvents.com.

Salem also owns Regnery Publishing, the country’s leading publisher of conservative books. Salem Publishing™ circulates Christian and conservative magazines including Homecoming, YouthWorker Journal™, The Singing News, Preaching and Townhall Magazine™. Xulon Press™ is a provider of self-publishing services targeting the Christian audience.

Company Contact:

Evan D. Masyr

Executive Vice President & Chief Financial Officer

(805) 384-4512

evan@salem.cc

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Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)

 Regulation G

Station operating income, Internet and e-commerce operating income and publishing operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenues minus broadcast operating expenses. Internet and e-commerce operating income is defined as Internet revenue minus Internet operating expenses.  Publishing operating income is defined as publishing revenue minus publishing operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation, amortization and change in fair value of interest rate swaps. Adjusted EBITDA is defined as EBITDA before gain or loss on the disposal of assets, impairment of indefinite-lived long-term assets including goodwill, impairment of long-lived assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, Internet and e-commerce operating income and publishing operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, Internet and e-commerce operating income and publishing operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, Internet and e-commerce operating income and publishing operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

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Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2013	2012	2013
	(Unaudited)
Net broadcast revenue	$46,956	$47,410	$183,180	$183,697
Net Internet and e-commerce revenue	10,205	11,894	33,474	40,906
Net publishing revenue	3,389	3,390	12,525	12,331
Total revenue	60,550	62,694	229,179	236,934
Operating expenses:
Broadcast operating expenses	30,483	31,604	120,772	122,862
Internet operating expenses	7,287	8,006	25,145	28,378
Publishing operating expenses	3,337	3,513	12,288	13,289
Corporate expenses	4,578	5,591	18,892	21,430
Impairment of indefinite-lived long-term assets other than goodwill	88	661	88	1,006
Impairment of goodwill	―	―	―	438
Impairment of long-lived assets	1,200	―	6,808	―
Depreciation and amortization	3,872	3,873	14,647	15,262
(Gain) loss on the sale or disposal of assets	(514)	(244)	49	(264)
Total operating expenses	50,331	53,004	198,689	202,401
Operating income from continuing operations	10,219	9,690	30,490	34,533
Other income (expense):
Interest income	23	16	106	68
Interest expense	(6,124)	(3,680)	(24,911)	(16,892)
Change in the fair value of interest rate swap	―	632	―	3,177
Loss on early retirement of long-term debt	(195)	(3)	(1,088)	(27,795)
Net miscellaneous income and (expenses)	8	3	79	18
Income (loss) from continuing operations before income taxes	3,931	6,658	4,676	(6,891)
Benefit from income taxes	1,921	1,314	153	(4,192)
Income (loss) from continuing operations	2,010	5,344	4,523	(2,699)
Loss from discontinued operations, net of tax	(1)	(11)	(95)	(37)
Net income (loss)	$2,009	$5,333	$4,428	$(2,736)

Basic income (loss) per share before discontinued operations	$0.08	$0.21	$0.18	$(0.11)
Income (loss) per share from discontinued operations, net of tax	―	―	―	―
Basic income (loss) per share after discontinued operations	$0.08	$0.21	$0.18	$(0.11)
Diluted income (loss) per share before discontinued operations	$0.08	$0.21	$0.18	$(0.11)
Income (loss) per share from discontinued operations, net of tax	―	―	―	―
Diluted income (loss) per share after discontinued operations	$0.08	$0.21	$0.18	$(0.11)
Dividends per share	$0.03	$0.11	$0.14	$0.21

Basic weighted average shares outstanding	24,726,148	25,255,881	24,577,605	24,938,075
Diluted weighted average shares outstanding	25,266,368	26,051,098	24,986,966	24,938,075

Other data:
Station operating income	$16,473	$15,806	$62,408	$60,835
Station operating margin	35.1%	33.3%	34.1%	33.1%

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Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)
	December 31, 2012	December 31, 2013

Assets
Cash	$380	$65
Trade accounts receivable, net	35,009	37,627
Deferred income taxes	6,248	6,876
Other current assets	6,677	6,477
Property, plant and equipment, net	99,467	98,928
Intangible assets, net	406,729	413,871
Interest rate swaps	―	3,177
Deferred financing costs	4,002	4,130
Other assets	3,669	3,962
Total assets	$562,181	$575,113

Liabilities and Stockholders’ Equity
Current liabilities	$51,478	$31,782
Long-term debt and capital lease obligations	248,872	287,672
Deferred income taxes	47,593	43,457
Other liabilities	8,169	10,417
Stockholders’ equity	206,069	201,785
Total liabilities and stockholders’ equity	$562,181	$575,113

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Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2013	2012	2013
	(Unaudited)

Capital Expenditures	$2,142	$2,847	$8,549	$10,639

Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue
Net broadcast revenue – same station	$46,905	$46,993	$183,050	$181,867
Net broadcast revenue – acquisitions	52	417	69	1,727
Net broadcast revenue – dispositions	(1)	―	5	―
Net broadcast revenue – format changes	―	―	56	103
Total net broadcast revenue	$46,956	$47,410	$183,180	$183,697

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses
Broadcast operating expenses – same station	$30,412	$31,254	$120,524	$120,970
Broadcast operating expenses revenue – acquisitions	71	350	111	1,825
Broadcast operating expenses – dispositions	―	―	74	―
Broadcast operating expenses – format changes	―	―	63	67
Total broadcast operating expenses	$30,483	$31,604	$120,772	$122,862

Reconciliation of Same Station Operating Income to Total Station Operating Expenses
Station operating income – same station	$16,493	$15,739	$62,526	$60,897
Station operating income – acquisitions	(19)	67	(42)	(98)
Station operating income – dispositions	(1)	―	(69)	―
Station operating income – format changes	―	―	(7)	36
Total station operating income	$16,473	$15,806	$62,408	$60,835

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Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2013	2012	2013
(Unaudited)
Reconciliation of SOI and Internet and e-commerce Operating Income and Publishing Operating Income to Operating Income from Continuing Operations
Station operating income	$16,473	$15,806	$62,408	$60,835
Internet and e-commerce operating income	2,918	3,888	8,329	12,528
Publishing operating income (loss)	52	(123)	237	(958)
Less:
Corporate expenses	(4,578)	(5,591)	(18,892)	(21,430)
Depreciation and amortization	(3,872)	(3,873)	(14,647)	(15,262)
Impairment of indefinite-lived long-term assets other than goodwill	(88)	(661)	(88)	(1,006)
Impairment goodwill	―	―	―	(438)
Impairment of long-lived assets	(1,200)	―	(6,808)	―
(Gain) loss on the sale or disposal of assets	514	244	(49)	264
Operating income from continuing operations	$10,219	$9,690	$30,490	$34,533

Reconciliation of Adjusted EBITDA to EBITDA to Net Income (Loss)
Adjusted EBITDA	$15,246	$14,303	$53,529	$52,842
Less:
Stock-based compensation	(373)	(320)	(1,368)	(1,849)
Loss on early retirement of long-term debt	(195)	(3)	(1,088)	(27,795)
Discontinued operations, net of tax	(1)	(11)	(95)	(37)
Impairment of indefinite-lived long-term assets other than goodwill	(88)	(661)	(88)	(1,006)
Impairment of goodwill	―	―	―	(438)
Impairment of long-lived assets	(1,200)	―	(6,808)	―
(Gain) loss on the sale or disposal of assets	514	244	(49)	264
EBITDA	13,903	13,552	44,033	21,981
Plus:
Interest income	23	16	106	68
Less:
Depreciation and amortization	(3,872)	(3,873)	(14,647)	(15,262)
Interest expense	(6,124)	(3,680)	(24,911)	(16,892)
Change in the fair value of interest rate swap	―	632	―	3,177
Provision for (benefit from) income taxes	(1,921)	(1,314)	(153)	4,192
Net income (loss)	$2,009	$5,333	$4,428	$(2,736)

Reconciliation of Adjusted EBITDA to Free Cash Flow
Adjusted EBITDA	$15,246	$14,303	$53,529	$52,842
Less:
Cash interest	(11,031)	(3,363)	(23,448)	(16,747)
Cash taxes	26	8	(220)	(242)
Capital expenditures	(2,142)	(2,847)	(8,549)	(10,639)
Free Cash Flow	$2,099	$8,101	$21,312	$25,214

Selected Debt Data	Outstanding at December 31, 2013	Applicable Interest Rate
Term Loan B	$291,250	4.50%

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